Exhibit (g)(10)

April 3, 2025

State Street Bank and Trust Company

Channel Center, CCB7

One Iron Street

Boston, MA 02210

Attention: Nermina Malicbegovic, AVP

Re:	ALPS ETF TRUST (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series (the “Portfolio”) of shares to be known as follows:

ALPS Electrification Infrastructure ETF

In accordance with Section 19.6, the Additional Portfolio provision, of the Master Custodian Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
ALPS Electrification Infrastructure ETF

By:	/s/Laton Spahr
Name:	Laton Spahr
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Effective Date: April 3, 2025

Information Classification: Limited Access

Schedule A

LIST OF PORTFOLIOS

ALPS ETF Trust
Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Active REIT ETF	Effective 2/1/2021
ALPS Clean Energy ETF	Effective 6/29/2018
ALPS Disruptive Technologies ETF	Effective 12/29/2017
ALPS Electrification Infrastructure ETF	Effective 03/07/2025
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS Intermediate Municipal Bond ETF	Effective 5/19/2022
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS | O’Shares U.S. Quality Dividend ETF	Effective 6/21/2022
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	Effective 6/21/2022
ALPS | O’Shares Global Internet Giants ETF	Effective 6/21/2022
ALPS | O’Shares Europe Quality Dividend ETF	Effective 6/21/2022
ALPS | Smith Core Plus Bond ETF	Effective 10/1/2023
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
ALPS REIT Dividend DOGS ETF (f/k/a Cohen & Steers Global Realty Majors ETF)	Effective 8/3/2015
Level Four Large Cap Growth Active ETF	Effective 8/22/2023
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
ALPS Active Equity Opportunity ETF (f/k/a RiverFront Dynamic US Flex-Cap ETF)	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015

Information Classification: Limited Access